Exhibit 10.20

LEASE AGREEMENT

(ALL NET)

FOR PREMISES LOCATED AT

6610 Gunpark Drive, Suite 102

Boulder, Colorado 80301

BETWEEN

Monotype Imaging, Inc.

AS TENANT

AND

6610, LLC

A Colorado Limited Liability Company

AS LANDLORD

TABLE OF CONTENTS

1.	PREMISES LEASED; DESCRIPTION	1

2.	SQUARE FOOTAGE/PRO RATA SHARE	1

3.	PRESENT CONDITION OF PROPERTY	1

4.	TERM	1
	4.1 Initial Term	1
	4.2 Tenant Improvement	1
	4.3 Option to Extend	1

5.	RENT	2
	5.1 Base Rental	2
	5.2 Rent Commencement Date	2
	5.3 Escalation of Base Rental	2
	5.4 Operating Costs	2
	(a) Inclusions	2
	(b) Exclusions	3
	5.5 Payment of Operating Costs	3
	5.6 Dispute Concerning Operating Costs	4
	5.7 Payment of Rent and Additional Charges - General	4
	5.8 Late Charges	4
	5.9 Security Deposit	4
	5.10 Proration of Rent for Partial Months	4

6.	TAXES - REAL PROPERTY - PAID BY TENANT – PROTEST (Intentionally Deleted)	5

7.	TAXES - TENANT'S PERSONAL PROPERTY - PAID- BY TENANT	5

8.	UTILITIES - RESPONSIBILITY	5

9.	HOLDING OVER	5

10.	MODIFICATION OR EXTENSIONS	5

11.	ALTERATION - CHANGES AND ADDITIONS - RESPONSIBILITY – NO HOLES IN ROOF - NO NEW EQUIPMENT ON ROOF	5

12.	MECHANIC'S LIENS	6

13.	UNIFORM SIGNS	6

14.	MAINTENANCE AND REPAIRS OF THE BUILDING: LANDLORD NOT LIABLE FOR DAMAGE TO CONTENTS	6

15.	CONDITION UPON SURRENDER - RETURN	7

16.	USE OF PREMISES: NO NUISANCE: COMPLIANCE WITH LAWS: RULES AND REGULATIONS	7

17.	LIABILITY FOR OVERLOAD	8

18.	NO USE OF PREMISES IN VIOLATION OF INSURANCE POLICIES	8

19.	INSURANCE	8
	19.1 All Risk Insurance	8
	19.2 General Liability Insurance	8
	19.3 Tenant Improvements	8
	19.4 Other Insurance	8
	19.5 Waiver of Subrogation	8
	19.6 Other Provisions Regarding Tenant's Insurance	8
	19.7 Changes in Standard Policies	9

20.	REPLACEMENT OF BUILDING - CASUALTY DAMAGE	9

21.	ENVIRONMENTAL MATTERS	9

22.	ENTRY BY LANDLORD	10

23.	DEFAULT - REMEDIES OF LANDLORD	10
	23.1 Default Defined	10
	23.2 Landlord's Remedies in the Event of Default	10
	23.3 Tenant to Surrender Peaceably	11
	23.4 No Termination by Re-Entry	11
	23.5 Injunction	11
	23.6 Remedies Listed are Cumulative and Non-Exclusive	11
	23.7 Interest on Sums Past Due	12
	23.8 Attorneys' Fees	12
	23.9 Time to Cure Certain Non-Monetary Default	12
	23.10 Landlord Default	16

24.	LEGAL PROCEEDINGS AGAINST TENANT BY THIRD PARTIES: TENANT TO PAY LANDLORD'S FEES	12

25.	INDEMNIFICATION BY TENANT AND BY LANDLORD	12

26.	ASSIGNMENT OR SUBLETTING	13

27.	LANDLORD'S WARRANTY OF TITLE: QUIET ENJOYMENT	13

28.	ADDITIONAL DEVELOPMENT OF PROPERTY - RIGHTS OF LANDLORD	13

29.	GOVERNMENTAL ACQUISITION OF THE PREMISES	13

30.	SUBORDINATION OF THE LEASEHOLD TO MORTGAGES	14

31.	MEMORANDUM OF LEASE - RECORDING	14

32.	NO WAIVER OF BREACH ACCEPTANCE OF PARTIAL PAYMENT OF RENT	14

33.	CONTROLLING LAW	15

34.	INUREMENTS	15

35.	TIME	15

36.	NOTICE PROCEDURE	15

37.	PARAGRAPH HEADINGS	15

38.	LIMITATION UPON LANDLORD’S LIABILITY	15

39.	GUARANTEES.	15

40.	DELAYS	16

41.	BROKERS (Intentionally Deleted)	16

42.	AMENDMENTS	16

43.	ENTIRE AGREEMENT	16

44.	SEVERABILITY	16

EXHIBIT A, Premises		17, 18

EXHIBIT B, Tenant Improvements		19

EXHIBIT C, Space Acceptance Agreement		20

EXHIBIT D, Guaranty		21

LEASE

THIS LEASE, made and entered into this 6th day of April, 2006, by and between 6610, LLC, hereinafter referred to as “Landlord” and Monotype Imaging, Inc. hereinafter referred to as “Tenant.”

WITNESSETH:

In consideration of the covenants, terms, conditions, agreements, and payments as hereinafter set forth, the parties hereto covenant and agree as follows:

1. PREMISES LEASED; DESCRIPTION. Landlord hereby leases unto Tenant the following described premises Suite 102 containing approximately 1913 rentable square feet in a building commonly known as 6610 Gunpark Drive , City of Boulder , County of Boulder , State of Colorado (the “Premises”) a more detailed description of the Premises, Building, and real Property being set forth in Exhibit A attached hereto; the leasing of which is made according to the terms of this Agreement; together with all appurtenances thereto, and all fixtures attached thereto, in present condition, and together with nonexclusive reasonable access on such roadways, sidewalks, and other common areas of which the Premises are a part.

2. SQUARE FOOTAGE/PRO RATA SHARE. The total Rentable Square Footage of the Premises is approximately 1913 square feet of floor space. The Building Rentable Square Footage is 6595 square feet. The Tenant’s pro rata share is its Rentable Square Footage divided by the Building Square Footage (“Tenant’s Pro Rata Share”). The Tenant’s Pro Rata Share shall be 29.00%.

3. PRESENT CONDITION OF PROPERTY. The Tenant has examined, and accepts the building, improvements, and any fixtures on the Premises as of the Commencement Date, in present condition, subject to the construction of Tenant Improvements as detailed on the plans and specifications attached as Exhibit B, attached hereto and made a part hereof by reference. Notwithstanding any other provisions of this Lease, Landlord agrees to be responsible, at Landlord’s sole cost and expense (and not as part of Operating Costs), for all repairs, replacements and other matters pertaining to the Building and Tenant Improvements, covered by warranties of contractors and manufacturers.

4.	TERM.

4.1 Initial Term. The term of this lease shall commence at 12:01 a.m. on the 6th day of April, 2006 (the “Commencement Date”), and unless terminated as herein provided for, shall end at 11:59 p.m. on the 31st day of May , 2009. The Commencement Date as set forth in this Paragraph 4.1, as well as the term of this Lease, shall be subject to those adjustments of the Commencement Date, if any, set forth in Paragraph 4.2 which relate to the performance of construction on the Premises.

4.2 Tenant Improvement Construction. The Commencement Date of this lease shall not be delayed until the substantial completion of the tenant improvements described on Exhibit B attached hereto, and delivery of possession to Tenant shall be as of the Commencement Date. If for any reason Landlord does not substantially complete such construction prior to May 1, 2006 , such failure will not affect the validity of this lease, but in such case Tenant shall not be obligated to pay rent or NNN costs until such construction is substantially completed.

4.3 Option to Extend. Provided that Tenant is not then in default under this lease beyond any applicable notice and opportunity to cure, Tenant shall be given the option to renew this lease for one additional term(s) of 36 months. Such option shall be exercisable only by delivery of Tenant’s signed written notice of extension to Landlord not less than 90 days prior to the expiration of the then-existing lease term. In the event of such exercise, this lease shall be deemed to be extended for the additional period pursuant to all the terms and conditions set forth herein, except Base Rental as set forth in Paragraph 5.1 shall be adjusted as set forth in Article 5. In the event of exercise of said Option, any funds held by Landlord pursuant hereto shall continue to be so held subject to the terms and conditions relating to same.

5. RENT. Tenant shall pay to Landlord, at the address of Landlord as herein set forth, the following as rental for the Premises:

5.1 Base Rental. In lieu of the fact that substantial completion of Tenant Finish will be underway during the first month of the lease, Landlord agrees to waive any rent due through June 30, 2006. The base rental for the first year hereof shall be Twenty Two Thousand, Three Hundred Fifty Eight and 16/100 dollars ($22,358.16) payable in monthly installments of Two Thousand Thirty Two and 56/100 dollars ($2,032.56) in advance on the first day of each month during the first year, commencing on July 1, 2006, and thereafter as adjusted annually as follows:

		Monthly	Annually	Per/SF
5.1.1	04/06/06-06/30/06	$0.00	$0.00	$0.00
5.1.2	07/01/06-05/31/07	$2,032.56	$22,358.16	$12.75
5.1.3	06/01/07-05/31/08	$2,093.14	$25,117.69	$13.13
5.1.4	06/01/08-05/31/09	$2,156.91	$25,882.89	$13.53

5.2 Rent Commencement Date. Payment of Base Rent shall commence on July 1, 2006, two months after the Commencement Date of the lease and possession by Tenant.

5.3 Option Years Base Rental. No later than thirty (30) days following Tenant’s notice to renew this Lease, Landlord shall notify Tenant of Landlord’s estimate of the new rate to be charged Tenant which shall be the then current Fair Market rent for comparable office space in Boulder County provided any increase in Base Rental shall not be more than three percent (3%) over the Base Rental for the previous year.

5.4 Operating Costs (NNN). In addition to Base Rent, Tenant shall pay to Landlord, at the times and in the manner hereinafter provided, as Additional Rent, Tenant’s Pro Rata Share of reasonable Building and Property Operating Costs.

(a) Inclusions: The Operating Costs for which the Tenant is liable to the Landlord for Tenants Pro Rata Share shall include

(i) all reasonable expenses incurred by Landlord with respect to the maintenance and operation of the Building and Property upon which the Premises are a part, including, without limitation, maintenance and repair costs of all systems and improvements, utilities, sewer, security, janitorial, trash and snow removal, landscaping, pest control, reasonable and customary (in the Boulder County, Colorado area) management fees (which fees shall not exceed 5.0% of the actual rents), wages and fringe benefits payable to employees of Landlord whose duties are connected with the operation and maintenance of the Building, all services, supplies, repairs, or other expenses for maintaining, in addition to the Building and Property of which the leased Premises are a part, the common and parking areas, and the Premises to the extent such items and services are provided in general to office tenants of the Building, provided, however, that any capital expenditure shall be included in annual Operating Costs only to the extent of an increment of the total cost thereof representing the amortization of such total cost over the reasonably expected lifetime of the improvement. Construction defects and new building warranty work shall not be included in Operating Costs.

(ii) all real property taxes and installments of special assessments, and all other taxes, rates, charges, levies or assessments levied upon or assessed and assessments levied against the Building and Property, and if Landlord employs counsel in an effort to reduce or otherwise obtain relief from taxes or assessments which, if successful would have reduced the total Operating Costs, the fees of such counsel;

(iii) such insurance costs as are assessable to the Landlord pursuant to the terms of this Lease.

(b) Exclusions: The term Operating Costs shall not include any repair, restoration or other work occasioned by fire, wind, storm or other casualty, income and franchise taxes of Landlord, expenses incurred in leasing to or procuring of tenants, advertising expenses, expenses for the creation or renovation of space for new tenant, interest or principal payments on any mortgage or other indebtedness of Landlord, compensation paid to an employee of Landlord above the grade of Property Manager nor any depreciation allowance on any improvements on the Property, loan principal payments, leasing commissions, or advertising costs. Operating Costs shall also not include: Landlord’s costs of the initial construction of the Building, and the costs to correct defects in the original construction of the Building; costs of work or services for particular tenants that are separately reimbursable to Landlord by such tenants; costs for which Landlord is reimbursed under insurance policies or otherwise by third parties; costs paid directly by individual tenants to suppliers, including tenant electricity and telephone costs; legal and accounting expenses related to lease negotiations and enforcement of leases; damages, penalties, fines, or interest that Landlord is obligated to pay by reason of any tort liability of Landlord, Landlord’s violation of applicable law or failure by Landlord or any tenant (other than Tenant) to comply with its lease obligations or to timely pay any component of Expenses; the costs of environmental testing and of complying with applicable federal, state and local laws dealing with the handling, storage and disposal of hazardous materials or substances; costs required to remedy any noncompliance, as of the Commencement Date, of the Building with applicable law (including, without limitation, the Americans with Disabilities Act of 1990); salaries of executives or principals of Landlord; charitable and political contributions; financing and refinancing costs in respect of any mortgage placed upon the Property, including points and commissions in connection therewith; reserves; any bad debt loss, rent loss or reserves for bad debts or rent loss; any expenses which are not paid or incurred in respect of the Building or Land but rather in respect of other real property owned by Landlord or affiliates of Landlord, provided that with respect to any expenses attributable in part to the Building or Land and in part to other real property owned by Landlord (including, without limitation, salaries, fringe benefits and other compensation of Landlord's personnel who provide services to both the Building and other properties), Expenses shall include only such portion thereof as are apportioned by Landlord to the Building or Land on a fair and equitable basis; costs incurred with respect to a sale or transfer of all or any portion of the Building or any interest therein or in any person of whatever tier owning an interest therein; costs incurred in connection with the acquisition or sale of air rights, transferable development rights, easements or other real property interests; amounts paid to subsidiaries or other affiliates of Landlord for services to the Property to the extent only that the costs of such services exceed the costs if such services had been rendered by an unaffiliated party; any costs incurred in connection with the making of repairs which are the obligation of another tenant of the Building; the cost of tools and equipment initially purchased in connection with the opening and initial equipping of the Building; depreciation, amortization (except as otherwise expressly provided herein) and other non cash charges.

5.5 Payment of Operating Costs (NNN). Tenant shall pay its Pro Rata Share of Operating Costs as Additional Rent in advance on the first day of each month during the term hereof. Operating Costs, currently estimated to be $6.00 per square foot, shall be paid monthly in the amount of Nine Hundred Fifty Six and 50/100 US Dollars ($ 956.50), as additional rent.

In lieu of the fact that substantial completion of Tenant Finish will be underway during the first month of the lease, Landlord agrees to waive any payment of Operating Costs due during the first month. Monthly payment of Operating Costs (NNN) shall commence on May 1, 2006.

Landlord shall deliver to Tenant, within 120 days following the end of each calendar year, a statement of the Operating Expenses for the calendar year just ended and a statement of the Additional Rent payable by Tenant during the ensuing year (the “Adjustment Notice”). Until receipt of the Adjustment Notice, Tenant shall continue to pay its monthly share of Operating Expenses in the same amount as was paid during the preceding calendar year. To the extent that the Adjustment Notice reflects the amount paid by Tenant as its share of Operating Expenses for the preceding calendar year to be less than Tenant’s Pro Rata Share of the actual operating expenses for that year, and to the extent the Adjustment Notice reflects the amount due from Tenant as its share of Operating Expenses for the new calendar year greater than the amount actually paid to the date of receipt of the Adjustment Notice for the new calendar year, Tenant shall pay such amounts to Landlord within thirty (30) days of receipt of the Adjustment Notice. Upon receipt of the Adjustment Notice, Tenant shall thereafter pay the amount of its monthly share of adjusted Operating Expenses as set forth in the Adjustment Notice. In the event the actual operating expenses during any calendar year are less than the estimated operating expenses paid by Tenant, Tenant shall be entitled to a refund, credit or other form of reimbursement from Landlord, payable within thirty (30) days following the date of the Adjustment Notice. All Base Rent and Additional Rent shall be paid monthly, in advance, on the first day of each month during the term hereof.

5.6 Dispute Concerning Operating Costs. In the event of any dispute as to the figures utilized in the Adjustment Notice or the calculation of Tenant’s Pro Rata Share of Operating Costs, Tenant shall have the right to inspect Landlord’s records relative to the costs at the office in which Landlord maintains its records during normal business hours at any time within ninety (90) days following the furnishing by Landlord to Tenant of the Adjustment Notice. Unless Tenant shall take written exception of any item contained within the Adjustment Notice within such thirty (30) day period, the Adjustment Notice shall be considered as final and accepted by Tenant. If Tenant makes such timely written exception, a certification as to the proper amount of Tenant’s Pro Rata Share of Operating Costs shall be made by a Certified Public Accountant designated by Landlord and Tenant which certification shall be final and conclusive. Tenant agrees to pay the cost of that certification unless it is determined that Landlord’s original determination of Tenant’s Pro Rata Share of Operating Costs was in error more than five percent (5%) over Tenant’s actual obligation, in which event Landlord shall pay the cost of that certification.

5.7 Payment of Rent and Additional Charges—General. All amounts payable by Tenant to Landlord under this Lease, shall be deemed to be Rent and shall be payable and recoverable as Rent in the manner herein provided, and Landlord shall have all rights against Tenant for default in any such payment as in the case of arrears of Rent. Rent shall be paid to Landlord, without deduction or set-off, in legal tender at the address of Landlord as set forth in this Lease, or to such other person or at such other address as Landlord may from time to time designate in writing. Rent shall not be deemed paid until actually received by Landlord. Tenant's obligation to pay Rent shall survive the expiration or earlier termination of this Lease.

5.8 Late Charges. In the event Tenant shall be more than ten (10) days late in the payment of any Base Rent or Additional Rent payments due hereunder, then Landlord may, at his option, require in addition to the rent due herein a late fee equal to the amount of five percent (5%) of the said rent for each such occurrence. With regard to all amounts billed by Landlord to Tenant hereunder, payment in full of the same is due from Tenant to Landlord not later than fifteen (15) days of the date of billing, unless Tenant is contesting the same in good faith, or in the event that Tenant shall be more than fifteen (15) days late in the payment of any other sums due hereunder, then Landlord may, at its sole option, require payment of an amount equal to an additional five percent (5%) of any such unpaid amounts for each such occurrence.

5.9 Security Deposit. Landlord acknowledges receipt of the sum of Two Thousand Thirty Two and 56/100 Dollars ($2,032.56) paid by Tenant upon the execution hereof, to be retained by Landlord as security for the performance of all of the terms and conditions of this lease Agreement to be performed by Tenant, including payment of all rental due under the terms hereof. Landlord shall not owe Tenant any interest on the deposit. At Landlord's election, deductions may be made by Landlord from the amount so retained for the reasonable cost of repairs to the Premises which should have been performed by Tenant, for any rental payment or other sum delinquent under the terms hereof, and for any sum used by Landlord in any manner to cure any default in the performance of Tenant under the terms of this lease, in all cases after the expiration of any applicable notice and cure period. In the event deductions are so made during the rental term, upon notice by Landlord, Tenant shall redeposit such amounts so expended so as to maintain the security deposit in the amount as herein provided for, within 10 days after receipt of such written demand from Landlord. Nothing herein contained shall limit the liability of Tenant as to any repairs or maintenance of the Premises; and nothing herein shall limit the obligation of Tenant promptly to pay all sums otherwise due under this lease and to comply with all the terms and conditions hereof. The security deposit, less any sums withheld by Landlord pursuant to the terms hereof, shall be repaid to Tenant within sixty days after the date of termination of the lease.

5.10 Proration of Rent for Partial Months. If the lease term begins on other than the first day of a month, base rent and additional rent from such date until the first day of the next succeeding calendar month shall be prorated on the basis of the actual number of days in such calendar month and shall be payable in advance. If the lease term terminates on other than the last day of the calendar month, rent from the first day of such calendar month until such termination date shall be prorated on the basis of the actual number of days in such month, and shall be payable in advance.

6. TAXES—REAL PROPERTY—PAID BY TENANT—PROTEST. (Intentionally Deleted).

7. TAXES—TENANT'S PERSONAL PROPERTY—PAID- BY TENANT. Tenant shall be responsible for and timely pay any and all personal property taxes assessed against any furniture, fixtures, equipment and items of a similar nature installed and/or located in or about the Premises by Tenant.

8. UTILITIES—RESPONSIBILITY. Tenant shall promptly pay all charges for heat, gas, electric service, telephone and any other utility service used or consumed on the Premises and which is separately metered to the Premises. As to those utilities which are not separately metered or assessed to the Premises, and those which are used in common with other tenants of the Building, Tenant shall pay to Landlord as Operating Costs under the terms hereof Tenant's Pro Rata Share of said costs, based upon the relative usage of such unmetered utilities by more that one tenant. As to any utility services which are separately metered or assessed to the Premises, the accounts therefore shall be placed in the name of Tenant and shall be paid directly by Tenant. In no event shall Landlord be liable for any interruption or failure in the supply of any utility to the Premises or the Building, whether the obtaining of and/or payment for such utility is the responsibility of Tenant or Landlord, unless such failure or interruption is a result of Landlord’s negligence.

NOTE* (Meters #101 and #102, utility services separately metered to Suite 102, shall be placed in the name of Tenant effective May 1, 2006. Meter #103, which reflects utility services shared by Suites 102 and 103, shall be paid by Landlord and charged back quarterly to the Tenants of Suites 102 and 103 on a pro-rata basis. Such utility billing not to exceed $0.12 per square foot per month, unless there is a documented increase in utility costs.)

9. HOLDING OVER. If, after expiration of the term of this lease, Tenant shall remain in possession of the Premises and continue to pay rent without a written agreement as to such possession, then Tenant shall be deemed a month-to-month Tenant and the rental rate during such holdover tenancy shall be equivalent to one and one half times the monthly rental paid for the last month of tenancy under this lease.

10. MODIFICATION OR EXTENSIONS. No holding over by Tenant shall operate to renew or extend this lease without the written consent of Landlord. No modification of this lease shall be binding unless endorsed hereon or otherwise written and signed by the respective parties.

11. ALTERATION—CHANGES AND ADDITIONS—RESPONSIBILITY—NO HOLES IN ROOF—NO NEW EQUIPMENT ON ROOF. Subject to Landlord’s determination that any alterations requested by Tenant do not negatively affect the integrity of the Premises, in Landlord’s reasonable discretion, Tenant may, during the term of this lease, at Tenant’s expense, erect inside partitions, add to existing electric power service, add telephone outlets or other communication services, add light fixtures, install additional heating and/or air conditioning or make such other changes or alterations as Tenant may desire, provided that prior to commencement of any such work, Tenant shall submit to Landlord a set of fully detailed working drawings and specifications for the proposed alteration, prepared by a licensed architect or engineer. Landlord may refuse to consent to the alterations because of the inadequacy of the drawings and specifications. Tenant may not commence the alterations until Landlord’s written consent has been given which consent shall not be unreasonably withheld. Any additions or alterations requested by Tenant of the telecommunication or data transmission equipment, facilities, lines or outlets on the Premises shall be performed only with Landlord’s consent, which consent shall not be unreasonably withheld. Such additions and alterations shall be at Tenant’s expense. If the drawings and specifications are adequate, to Landlord’s sole satisfaction, then Landlord will not unreasonably withhold its consent to the alterations, except that Landlord may withhold its consent to new or altered openings (holes) in the roof, or placement of additional equipment on the roof, as follows. Landlord may withhold its consent to new openings in the roof or placement of additional equipment on the roof unless Landlord, in its sole discretion, is satisfied that the risk of increased leakage or risk of more frequent repairs or maintenance of the roof is acceptable to Landlord. Any new or altered opening in the roof, or placement of additional equipment thereon, shall be considered an alteration which requires the prior written consent of Landlord. If within thirty (15) days after such plans and specifications are submitted by Tenant to Landlord for such approval, Landlord shall have not given Tenant notice of disapproval, stating the reason for such disapproval, such plans and specifications shall be considered approved by Landlord. As a condition of approval for such alterations, Landlord shall have the right to require Tenant to furnish adequate bond or other security acceptable to landlord for performance of and payment for the work to be performed. At the end of this lease, all such fixtures, equipment, additions and/or alterations (except trade fixtures installed by Tenant) shall be and remain the property of

Landlord, provided, however, Landlord shall have the option to require Tenant to remove any or all such fixtures, equipment, additions, and/or alterations except initial tenant improvements pursuant to Exhibit B and restore the Premises to the condition existing immediately prior to such change and/or installation, normal wear and tear excepted, all at Tenant’s cost and expense. All work done by Tenant shall conform to appropriate city, county and state building codes and health standards and OSHA standards and Tenant shall be responsible for obtaining and paying for building permits.

If any such work done by Tenant causes damage to the structural portion, exterior finish or roof of the Premises, then the costs of repair of such damage, and of all further maintenance and repairs to such structural portion, exterior finish or roof during the term of the lease shall thereafter be the responsibility of Tenant.

Neither Landlord’s right of entry, nor any actual inspection by Landlord, nor Landlord’s actual knowledge of any alteration accomplished or in progress shall constitute a waiver of Landlord’s rights concerning alterations by Tenant.

12. MECHANIC'S LIENS. Tenant shall pay all costs for construction done by it or caused to be done by it on the Premises as permitted by this lease. Tenant shall keep the building, other improvements and land of which the Premises are a part free and clear of all mechanics liens resulting from construction by or for Tenant. Tenant shall have the right to contest the correctness or validity of any such lien if, immediately on demand by Landlord, Tenant deposits with Landlord and/or any appropriate court or title insurance company a bond or sum of money sufficient to allow issuance of title insurance against the lien and/or to comply with the statutory requirements for discharge of the lien found in § 38-22-130 and § 131, Colorado Revised Statutes, or any successor statutory provision. Landlord shall have the right to require Tenant's contractor(s), subcontractors and materialmen to furnish to both Tenant and Landlord adequate lien waivers on work or materials paid for, in connection with all periodic or final payments, by endorsement on checks, making of joint checks, or otherwise, and Landlord shall have the right to review invoices prior to payment. Landlord reserves the right to post notices on the Premises that Landlord is not responsible for payment of work performed and that Landlord's interest is not subject to any lien.

13. UNIFORM SIGNS. It is Landlord's intent to maintain uniformity of signs throughout the area where signs may be controlled by Landlord. Tenant shall place no signs on the Premises (except inside Tenant's portion of the building on the Premises) without prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall be entitled to a Pro Rata Share of the exterior signage for the Building.

14. MAINTENANCE AND REPAIRS OF THE BUILDING: LANDLORD NOT LIABLE FOR DAMAGE TO CONTENTS. Landlord shall be responsible for maintenance and repairs of the structural portions, and the roof of the Building (other than glass in the Premises) at the sole cost and expense of Landlord, and shall, as part of Operating Costs, repair and maintain the HVAC, plumbing and electrical systems of the Building, the parking areas and landscaping around the Building and provide snow removal for the parking areas and sidewalks adjoining the Building; provided, however, that if any such maintenance or repairs are necessitated by the acts of Tenant or its employees, agents, contractors, subcontractors, licensees, invitees or guests, Tenant shall reimburse Landlord for the cost of same, as additional rent, to be paid within 30 days after delivery of invoice.

Tenant, at Tenant's sole cost and expense, shall maintain, in good order, condition and repair, the Premises, including the interior surfaces of the ceilings, interior walls and floors, all doors, interior glass and windows, door closure devices, door frames and locks, plumbing fixtures within the Premises, electrical wiring installed by Tenant, switches, fixtures and other mechanical items within the Premises, and shall replace light bulbs within the Premises as necessary. In the event Tenant fails to so maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to maintain the Premises. In the event Tenant fails to promptly commence such work and diligently pursue it to completion, then Landlord shall have the right, but shall not be required, to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Tenant shall reimburse Landlord for all costs and expenses incurred in performing such work, plus an administrative fee of 10% of all costs and expenses, within ten (30) days of invoice. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work, except in the event of Landlord’s negligence.

Notwithstanding the Landlord's obligations elsewhere set forth in this lease, under no circumstances shall Landlord be liable for damage to the contents of the building or consequential damages to Tenant resulting from roof or window leaks or failure, or leakage of any water pipe or gas pipe, failure of any communications system or alarm, failure or leakage or discharge by any sprinkler system or other fire suppression system, power surges, power shortages or outage, sewer failure or sewage backup, or failure or malfunction of any heating or cooling system unless caused by the gross negligence of the Landlord. The term "contents' shall include, but shall not be limited to, improvements made by Tenant, and data bases and other information stored or contained in computers, hard or floppy disks, tapes, computer chips and other memory or storage devices. The term "consequential damages" shall include, but not be limited to, Tenant's inability to perform any contract on which Tenant is bound, loss of sales, loss of profit, or loss of business reputation or goodwill.

Notwithstanding anything contained in this Lease to the contrary, if (i) as a result of the negligence or willful misconduct of Landlord, its agents or employees, or any default of Landlord of its obligations under this Lease, an interruption or curtailment, suspension or stoppage of an Essential Service (as said term is hereinafter defined) shall occur, and (ii) such Service Interruption continues for more than three (3) consecutive business days after Landlord shall have received notice thereof from Tenant, and (iii) as a result of such Service Interruption, the Tenant cannot reasonably conduct its normal operations in the Premises, then there shall be an abatement of one day’s Base Rent and additional rent for each day during which such Service Interruption continues after such three (3) business day period. For purposes hereof, the term “Essential Services” shall mean the following services: access to the Premises, water and sewer/septic service, heat or ventilation and electricity. In the event that any such Service Interruption that materially and adversely affects the conduct of Tenant’s normal operations in the Premises continues for more than ninety (90) consecutive days after such written notice from Tenant, Tenant shall have the right to terminate this Lease by written notice to Landlord at any time prior to the date that such Service Interruption ceases, and this Lease shall expire as of the date of such notice as though such date were originally set forth as the Term Expiration Date.

15. CONDITION UPON SURRENDER—RETURN. Tenant shall vacate the Premises in the same condition as when received, ordinary wear and tear excepted, and shall remove all of Tenants property, so that Landlord can repossess the Premises not later than noon on the day upon which this lease or any extension hereof ends, whether upon notice, holdover or otherwise. The Landlord shall have the same rights to enforce this covenant by ejectment and for damages or otherwise as for the breach of any other conditions or covenant of this lease. Upon termination of the lease, Tenant shall deliver to Landlord keys which operate all locks on the exterior or interior of the Premises, including, without limitation, keys to locks on cupboards and closets. Tenant shall retrieve all keys to the Premises which Tenant has delivered to employees or others, and include same with the keys delivered to Landlord.

16. USE OF PREMISES: NO NUISANCE: COMPLIANCE WITH LAWS: RULES AND REGULATIONS. Tenant shall use the Premises for general office use. Except as otherwise provided herein, Tenant will maintain the grounds which are part of the Premises, keeping them free from accumulation of trash or debris and will be responsible for snow removal up to two inches of snow. Tenant shall conform to all present and future laws and ordinances of any governmental authority having jurisdiction over the Premises, and will make no use in violation of same. Tenant shall not permit any nuisance to be maintained on the Premises nor permit any disorderly conduct, noise or other activity having a tendency to annoy or to disturb occupants of any other part of the property of which the Premises are a part and/or of any adjoining property.

As part of a common scheme for orderly development, use and protection, of its various properties and those properties adjacent to the Premises, Landlord may impose upon Tenant reasonable rules and regulations concerning parking and vehicle traffic; trash disposal; use of common areas, corridors, and sidewalks; signs and directories; use of communication wires or cables which are used in common but which may be inadequate fully to serve all the demands placed upon them; provided that such rules and regulations shall be uniform in their application and shall not violate the express terms of this lease elsewhere set forth.

Tenant shall be entitled to eight (8) unassigned and undesignated parking spaces adjacent to the building for use by Tenant, its guests and invitees, subject to reasonable rules and regulations of Landlord which may, in the future, include assignment or delegation of parking spaces for Tenants, their guests and invitees.

17. LIABILITY FOR OVERLOAD. Tenant shall be liable for the cost of any damage to the Premises or the building or the sidewalks and pavements adjoining the same which results from the movement of heavy articles by or on behalf of Tenant. Tenant shall not overload the floors or any other part of the Premises.

18. NO USE OF PREMISES IN VIOLATION OF INSURANCE POLICIES. Tenant shall make no use of the Premises which would void or make voidable any insurance upon the Premises.

19. INSURANCE.

19.1 All Risk Insurance. Landlord shall keep the Building, Property and improvements insured throughout the term of this lease against losses covered by an "All Risk" policy, as defined in the insurance industry, which shall also cover 1) loss of rental and 2) deposit of Hazardous Materials on the Premises by those acts of third parties which constitute vandalism. The deductible amount shall not exceed $10,000. Landlord shall pay any premium on such policy and Tenant shall reimburse Landlord as Additional Rent Tenant’s Pro Rata Share of the insurance premium paid by Landlord in accordance with Section 5.4 above. Landlord may purchase a single policy covering buildings and grounds in addition to the Premises, provided however tenants Pro Rata Share shall be limited to premiums on Premises, Building and real property described in Exhibit A.

19.2 General Liability Insurance. Tenant agrees to carry comprehensive general liability insurance in the minimum total amount of ONE MILLION Dollars ($1,000,000.00 ) for each occurrence of bodily injury and ONE MILLION Dollars ($1,000,000.00) for each occurrence of property damage. Tenant shall supply to Landlord certificates of insurance as provided in Paragraph 19.6. In the event Tenant fails to secure such insurance or to give evidence to Landlord of such insurance by depositing with Landlord certificates as provided below, a 15 day notice shall be given to tenant before Landlord may purchase such insurance in Tenants name and charge Tenant the premiums therefor. Bills for the premiums therefor shall be deemed and paid as additional rent due within 10 days after delivery of invoice. The Landlord shall be an additional named insured on the policy.

19.3 Tenant Improvements. Tenant agrees to carry insurance covering all of Tenants trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, from time to time during the term of this lease, providing protection against any peril included within an "All-Risk" policy. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this lease shall cease and terminate due to destruction of the Premises as provide below.

19.4 Other Insurance. Tenant agrees to carry insurance against such other hazards and in such amounts as the holder of any mortgage or deed of trust to which the lease is subordinate may require from time to time.

19.5 Waiver of Subrogation. Landlord and Tenant grant to each other on behalf of any insurer providing fire and extended insurance coverage to either of them covering the Premises, improvements thereon, and contents thereof, a waiver of any right of subrogation or recovery of any payments of loss under such insurance, such waiver to be effective so long as each is empowered to grant such waiver under the terms of its insurance policy, and to give all necessary notice of such waiver to its insurance carriers.

19.6 Other Provisions Regarding Tenant's Insurance. All insurance required of Tenant in this lease shall be effected under enforceable policies issued by insurers of recognized good financial condition licensed to do business in this State. At least fifteen (15) days prior to the expiration date of any such policy, a certificate evidencing a new or renewal policy shall be delivered by Tenant to Landlord. Landlord shall be given 30 days written notice from insurer in the event that the policies are set to cancel for non-payment. To the extent obtainable, all policies shall contain an agreement that notwithstanding any act or negligence of Tenant which might otherwise result in forfeiture of such insurance, such policies shall not be canceled except upon ten (10) days prior written notice to Landlord, and that the coverage afforded thereby shall not be affected by the performance of any work in or about the Premises.

If Tenant provides any insurance required of Tenant by this lease in the form of a blanket policy, Tenant shall furnish satisfactory proof that such blanket policy complies in all respects with the provisions of this lease, and that the coverage thereunder is at least equal to the coverage which would be provided under a separate policy covering only the Premises.

19.7 Changes in Standard Policies. If the definition of insurance industry policy language relating to "All-Risk" insurance or other term changes, the insurance requirements hereunder coverages required under this lease shall not be less than those existing at the time of the effective beginning date of this lease.

20. REPLACEMENT OF BUILDING—CASUALTY DAMAGE. If the Premises are damaged or destroyed by fire or other cause at any time after the date of commencement of this lease, Landlord shall proceed with due diligence to repair or restore the same to the same condition as existed before such damage or destruction, and as soon as possible thereafter will give possession to the Tenant of the Premises without diminution or change of location. If, however, the time required to restore or reconstruct the Premises will exceed 90 days, then either the Landlord or Tenant, no later than the 30th day following the damage, shall give notice to the other stating that it elects to terminate this Lease. If such notice shall be given: (i) this Lease shall terminate as of the date of the casualty (ii) Tenant shall surrender possession of the Premises as of the date of notification by Tenant or within ten (10) days from notification by Landlord; (iii) the rent and additional rent shall be apportioned as of the date of such casualty and any rent paid for any period beyond said date shall be repaid to Tenant. Provided, however, that in case of total destruction of the Premises by fire, or in case the Premises are so badly damaged that, in the opinion of the Landlord, it is not feasible to repair or rebuild the same, then, Landlord shall have the right to terminate this lease instead of rebuilding the improvements; provided, however, that Landlord shall give Tenant written notice of Landlord's intention to terminate, said notice to be served not later than thirty (30) days after the occurrence of the damage to the property. In the event the Premises are rendered temporarily untenantable because of fire or other casualty, base monthly rent shall abate on the untenantable area until the Premises are restored to their former condition, abatement to be based on the square feet of building floor space in the untenantable area compared to the total square feet of building floor space on the Premises. Provided, however, that to the extent the damage or destruction results from the negligence or other action of Tenant or its employees, agents, contractors, subcontractors, invitees, guests or licensees, Tenant shall pay for the restoration or repair, to the extent the cost of same is not covered by insurance

21. ENVIRONMENTAL MATERIALS.

21.1 Tenant agrees to indemnify and save harmless Landlord, Landlord’s successors and assigns and Landlord’s present and future officers, directors, employees and agents, (collectively “Indemnitees”) from and against any and all liabilities, penalties, fines, forfeitures, demands, damages, losses, claims, causes of action, suits, judgments, and costs and expenses incidental thereto (including cost of defense, settlement, reasonable attorney’s fees, reasonable consultant’s fees and reasonable expert fees), which Landlord or any or all of the Indemnitees may hereafter suffer, incur, be responsible for or disburse as a result of:

(1)	any governmental action, order, directive, administrative proceeding or ruling;

(2)	personal or bodily injuries (including death) or damage (including loss of use) to any Premises (public or private);

(3)	cleanup, remediation, investigation or monitoring of any pollution or contamination of or adverse effects on human health or the environment; or

(4)	any violation or alleged violation of laws, statutes, ordinances, orders, rules or regulations of any governmental entity or agency (collectively “Environmental Liabilities”)

directly or indirectly caused by or arising out of any Environmental Hazards existing on or about the Premises to the extent that any such existence is caused by Tenant’s activities on the Premises. The term “Environmental Hazards” shall be defined as hazardous substances, hazardous wastes, pollutants, asbestos, polychlorinated biphenyls (PCBs), petroleum, or other fuels (including crude oil or any fraction or derivative thereof) and underground storage tanks. The term “hazardous substances” shall be as defined in the Comprehensive Environmental Response, Compensation,

and Liability Act (42 U.S.C. Section 9601 et seq.) (CERCLA), and any regulations promulgated pursuant thereto. The term “hazardous wastes” shall be as defined in the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) (RCRA), and any regulations promulgated pursuant thereto. The term “pollutants” shall be as defined in the Clean Water Act (33 U.S.C. Section 1251 et seq.), and any regulations promulgated pursuant thereto. This provision shall survive termination of the Lease.

21.2 Landlord agrees to indemnify and save harmless Tenant, Tenant’s successors and assigns and Tenant’s present and future officers, directors, employees and agents, (collectively “Indemnitees”) from and against any and all liabilities, penalties, fines, forfeitures, demands, damages, losses, claims, causes of action, suits, judgments, and costs and expenses incidental thereto (including cost of defense, settlement, reasonable attorney’s fees, reasonable consultant’s fees and reasonable expert fees), which Tenant or any or all of the Indemnitees may hereafter suffer, incur, be responsible for or disburse as a result of any Environmental Liabilities directly or indirectly caused by or arising out of any Environmental Hazards existing on or about the Premises except to the extent that any such existence is caused by Tenant’s activities on the Premises. This provision shall survive termination of the Lease.

22. ENTRY BY LANDLORD. Landlord, or its authorized representative, and/or any lender or prospective lender, shall have the right to enter the Premises during the lease term at all reasonable times during usual business hours for purposes of inspection, and/or the performance of any maintenance, repairs or replacement therein. Landlord shall give Tenant such advance notice of entry as is reasonable in light of the purpose for the entry. Landlord shall have the right to enter the Premises during business hours with reasonable prior notice to Tenant and show the same to a prospective tenant during the last 90 days of this lease or any extended term, unless the term shall have been extended by mutual written agreement or delivery of notice of exercise of any option to extend.

23. DEFAULT—REMEDIES OF LANDLORD.

23.1 Default Defined. Any one or more of the following events (each of which is herein sometimes called "event of default') shall constitute a default:

23.1.1 Tenant defaults in the due and punctual payment of any regularly scheduled rent or additional rent, required to be paid by Tenant under this lease within ten (10) days after written notice of such default by Landlord;

23.1.2 Tenant defaults in the performance of or compliance with any of the covenants, agreements, terms and conditions contained in this lease other than those referred to in the foregoing Paragraph 23.1.1, and such default shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant, and shall not be cured as permitted by Paragraph 23.9;

23.1.3 Tenant files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or takes the benefit of any relevant legislation that may be in force for bankrupt or insolvent debtors or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation, or proceedings are taken by Tenant under any relevant Bankruptcy Act in force in any jurisdiction available to Tenant, or Tenant seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises, or makes any general assignment for the benefit of creditors;

23.1.4 A petition is filed against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation, and shall remain undismissed for an aggregate of 120 days, or if any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises is appointed without the consent or acquiescence of Tenant and such appointment remains unvacated for an aggregate of 20 days.

23.2 Landlord's Remedies in the Event of Default. In the event of any event of default, Landlord shall have the option, without further notice to Tenant or further demand for performance exercise any one or more of the following remedies (and any other remedy available at law or in equity):

23.2.1 If Tenant has been late in payment of rent or other sums due on four or more occasions during any period of one year, Landlord, without terminating this lease, may 1) require that all future payments be made by bank cashiers check, and/or 2) require an additional security deposit in the amount of the then current base rent for two months, and/or 3) require that rent for each month be paid on or before the 15th day of the preceding month. Such requirement shall be imposed by Landlord's written notice delivered to Tenant. The additional security deposit shall be paid within 10 days after delivery of the notice. The Landlord may or may not exercise the remedies provided in this Paragraph 23.2.1, in its sole discretion. The exercise of the remedies provided in this Paragraph 23.2.1 shall not be required prior to the exercise of any other available remedy.

23.2.2 Without obligation to seek a new tenant, to institute suit against Tenant to collect each installment of rent or other sum as it becomes due or to enforce any other obligation under this lease even though the Premises be left vacant.

23.2.3 To re-enter and take possession of the Premises and all personal property therein and to remove Tenant and Tenant's agents and employees therefrom, and either:

1) terminate this lease and sue Tenant for damages for breach of the obligations of Tenant to Landlord under this lease; or

2) without terminating this lease, relet, assign or sublet the Premises and personal property, as the agent and for the account of Tenant in the name of Landlord or otherwise, upon the terms and conditions Landlord deems fit with the new Tenant for such period (which may be greater or less than the period which would otherwise have constituted the balance of the term of this lease) as Landlord may deem best, and collect any rent due upon any such reletting. In this event, the rents received on any such reletting shall be applied first to the expenses of reletting and collecting, including, without limitation, all repossession costs, reasonable attorneys' fees, and real estate brokers' commissions, alteration costs and expenses of preparing said Premises for reletting, and thereafter toward payment of the rental and of any other amounts payable by Tenant to Landlord. If the sum realized shall not be sufficient to pay the rent and other charges due from Tenant, then within five days after demand, Tenant will pay to Landlord any deficiency as it accrues. Landlord may sue therefor as each deficiency shall arise if Tenant shall fail to pay such deficiency within the time limited.

23.3 Tenant to Surrender Peaceably. In the event Landlord elects to re-enter or take possession of the Premises, Tenant shall quit and peaceably surrender the Premises to Landlord, and Landlord may enter upon and re-enter the Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess and remove Tenant and may have, hold and enjoy the Premises and the right to receive all rental income of and from the same.

23.4 No Termination by Re-Entry. No re-entry or taking of possession by Landlord shall be construed as an election on Landlord's part to terminate or accept surrender of this lease unless Landlord's written notice of such intention is delivered to Tenant.

23.5 Injunction. In the event of any breach by Tenant of any of the agreements, terms, conditions or covenants contained in this lease, Landlord, in addition to any and all other rights, shall be entitled to enjoin such breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise for such breach as though re-entry, summary proceedings, and other remedies were not provided for in this lease.

23.6 Remedies Listed are Cumulative and Non-Exclusive. The enumeration of the foregoing remedies does not exclude any other remedy, but all remedies are cumulative and shall be in addition to every other remedy now or hereafter existing at law or in equity.

23.7 Interest on Sums Past Due. In addition to the late charge which is elsewhere established, all rent and all other amounts due from Tenant hereunder shall bear interest at the rate of eighteen (18%) percent per annum from their respective due dates until paid, provided that this shall in no way limit, lessen or affect any claim for damages by Landlord for any breach or default by Tenant.

23.8 Attorneys' Fees. Reasonable attorneys' fees, expert witness fees, consulting fees and other expenses incurred by either party by reason of the breach by either party in complying with any of the agreements, terms, conditions or covenants of this lease shall constitute additional sums to be paid to the prevailing party on demand.

23.9 Time to Cure Certain Non-Monetary Default. In the event of any default other than failure to pay a sum of money, for which notice has been given as provided herein, which because of its nature can be cured but not within the period of grace heretofore allowed, then such default shall be deemed remedied, if the correction thereof shall have been commenced within said grace period or periods and shall, when commenced, be diligently prosecuted to completion.

23.10 Landlord Default. If Landlord is in default under any of its obligations and the default continues for thirty (30) days after written notice from Tenant (subject to extension pursuant to 23.9), Tenant may pursue all remedies at law or in equity. Tenant may, but shall not be required to, correct such default for the Landlord's account , and the expense shall be promptly paid within ten (10) days by Landlord; however, in no event shall Tenant have the right to rental abatement, offset of expenses against rental, or the right to terminate this lease, subject to Tenants legal or equitable remedies.

Tenant may not offset any sum due or assertedly due from Landlord to Tenant against any sum due from Tenant to Landlord.

Tenant agrees that if Tenant obtains a judgment against Landlord arising out of Landlord's obligations under this lease, such judgment may be satisfied only by execution and sale of Landlord's interest in the Premises leased hereby. Tenant may not seek execution against other property of Landlord, nor pursue any judgment, execution or other remedy against the partners or other owners of Landlord or any of their property. Immediately upon receipt of Landlord's written request, Tenant will release any property (other than the Premises leased hereby) from the lien of any judgment obtained by Tenant against Landlord arising out of Landlord's obligations under this lease.

24. LEGAL PROCEEDINGS AGAINST TENANT BY THIRD PARTIES: TENANT TO PAY LANDLORD'S FEES. In the event of any proceeding at law or in equity wherein Landlord, without being in default as to its covenants under the terms hereof, shall be made a party to any litigation by reason of Tenant's interest in the Premises, or, in the event Landlord shall be required to commence any legal proceedings relating to the Premises and Tenant's occupancy thereof and Tenant's relation thereto, Landlord shall be allowed and Tenant shall be liable for and shall pay all costs and expenses incurred by Landlord, including reasonable attorneys’ fees, expert witness fees and consultant's fees.

25. INDEMNIFICATION BY TENANT AND BY LANDLORD. The Tenant shall indemnify and save harmless Landlord of and from liability for damages or claims against Landlord, including costs, attorneys' fees and expenses of Landlord in defending against the same, on account of injuries to any person or property, if the injuries are caused by the negligence or willful misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the Premises under express or implied invitation of Tenant or if such injuries are the result of the violation by Tenant, its agents, servants, or employees, of laws, ordinances, other governmental regulations, or of the terms of this lease.

The Landlord shall indemnify and save harmless Tenant of and from liability for damages or claims against Tenant, including costs, attorneys' fees and expenses of Tenant in defending against the same, on account of injuries to any person or property, if the injuries are caused by the negligence or willful misconduct of Landlord, its agents, servants or employees, or of any other person entering upon the Premises under express or implied invitation of Landlord or where such injuries are the result of the violation by Landlord, its agents, servants or employees, of laws, ordinances, other governmental regulations, or of the terms of this lease.

26. ASSIGNMENT OR SUBLETTING. Tenant shall not assign, mortgage, or encumber this lease, nor sublet or permit the Premises or any part thereof to be used by others, without the prior written consent of Landlord, which shall not be unreasonably withheld, in each instance.

In connection with an assignment, sublease or encumbrance Landlord may require the submittal of detailed financial information about the prospective subtenant or assignee, to be reviewed by Landlord, and may require a guarantee of the obligations of the prospective subtenant or assignee, and may require detailed financial information about the guarantor, to be reviewed by Landlord; and there may be alterations to this lease and alterations to the building which are necessary to consummate the transaction. The Landlord may require Tenant or the prospective assignee or sub-tenant to pay for all alterations to the building, and may require that Landlord perform same. Landlord may charge a reasonable fee not to exceed $500.00 as part of its consent to any assignment, sublease, or encumbrance.

If this lease is assigned, or if the Premises or any part thereof is sublet, or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, sub-tenant, or occupant and apply the net amount collected against all rent herein reserved. No such assignment, subletting, occupancy, or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, sub-tenant, or occupant as tenant, or a release of Tenant from further performance by Tenant of the covenants in this lease. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant (or any subsequent tenant) from obtaining the consent in writing of Landlord to any further assignment or subletting.

In the event Landlord consents to any sublease or sublease of the Premises or to an assignment of this Lease, and the amount of rental payable under said sublease or assignment, on a per square foot basis, exceed the Base Rent and Additional Rent payable under this Lease, on a per square foot basis, the excess rental (that is, all sublease rental which, on a per square foot basis, exceeds the Base Rent and Additional Rent on a square foot basis payable under this Lease, after first deducting all costs and expenses that Tenant incurs in connection with such sublease, including, without limitation, brokerage fees, legal fees and expenses and alteration costs), shall be divided equally between Tenant and Landlord, with the Landlord’s share thereof being paid over to Landlord as Additional Rent due under this Lease.

27. LANDLORD'S WARRANTY OF TITLE: QUIET ENJOYMENT. Landlord covenants it has good right to lease the Premises in the manner described herein and that Tenant shall peaceably and quietly have, hold, occupy, and enjoy the Premises during the term of the lease; except as provided in Paragraph 30 concerning subordination to mortgage lenders.

28. ADDITIONAL DEVELOPMENT OF PROPERTY—RIGHTS OF LANDLORD. Landlord does reserve, during the term of this lease, the right to go upon and deal with the Premises or part thereof for the purpose of implementing a common development plan for the project of which the Premises are a part, and to install non-exclusive sidewalks, paths, roadways and other street improvements for use by vehicles, pedestrians, and for parking; to undertake such drainage programs to handle underground and surface drainage water and to make any other changes and/or improvements as Landlord shall deem advisable in the exercise of its sole discretion; provided, however, any such action by Landlord shall not unreasonably interfere with the rights of Tenant hereunder.

29. GOVERNMENTAL ACQUISITION OF THE PREMISES. The parties agree that Landlord shall have sole and exclusive authority to negotiate and settle all matters pertaining to the acquisition of all or part of the Premises by a governmental agency by eminent domain or threat thereof (condemnation), and to convey all or any part of the Premises under threat of condemnation, and the lease shall terminate as to any area so conveyed. It is agreed that any compensation for land and/or buildings to be taken whether resulting from negotiation and agreement or condemnation proceedings, shall be the exclusive property of Landlord, and that there shall be no sharing whatsoever between Landlord and Tenant of any such sum. Such taking of property shall not be considered as a breach of this lease by Landlord, nor give rise to any claims in Tenant for damages or compensation from Landlord. Tenant may separately claim and recover from the condemning authority the value of any personal property owned by Tenant which is taken, and any relocation expenses owed to Tenant by the condemning authority. If the taken portion of the Premises consists only of areas where no building is constructed, and the land area of the Premises is reduced by less than ten percent, and the parking area available for use by Tenant is reduced by less than five percent, and there is no material change in Tenants access to the Premises, then there shall be no change in the terms of the lease. If no building area is taken but the foregoing limits on parking area reductions are exceeded, then Tenant may terminate the lease unless Landlord provides sufficient reasonably adjacent parking area so that the total available parking area is reduced by less than five percent. If any portion of the building on the Premises is taken, then Landlord, at its election, may replace the square footage taken with space in the same building, or may provide land and building area essentially the same as the Premises in a reasonably adjacent location, within 10 days after the conveyance or taking, under the same terms and conditions as contained in this lease, and this lease shall be in full force and effect as to the new Premises. If Landlord does not so provide reasonable space, then Tenant shall have two options. First, Tenant may terminate the lease by written notice delivered to Landlord within 60 days after the conveyance or taking. Second, Tenant may retain the remaining portion of the Premises, under all the terms and conditions hereof, but the base rental shall be reduced in proportion to the number of square feet of building floor space taken compared to the number of square feet of building floor space on the Premises prior to the taking.

30. SUBORDINATION OF THE LEASEHOLD TO MORTGAGES. This lease shall be subject and subordinate in priority at all times to the lien of any existing and/or hereafter executed mortgages and trust deeds encumbering the Premises, provided that mortgagee shall execute a non-disturbance agreement agreeing to recognize this Lease in the event that such mortgagee succeeds to the interest of Landlord hereunder. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant will execute and deliver such further instruments subordinating this lease to the lien of any such mortgages or trust deeds as may be desired by the mortgagee or holder of such trust deeds. Tenant further agrees at any time and from time to time upon not less than ten (10) days prior written request by Landlord, to execute, acknowledge, and deliver to Landlord an estoppel affidavit in form acceptable to Landlord and the holder of any existing or contemplated mortgage or deed of trust encumbering the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (1) that this lease is in full force and effect, without modification except as may be represented by Landlord; (2) that there are no uncured defaults in Landlord's performance; and (3) that not more than one (1) month's rent has been paid in advance. Further, upon request, Tenant shall supply to Landlord a corporate resolution certifying that the party signing this statement on behalf of Tenant is properly authorized to do so, if Tenant is a corporation.

Tenant agrees with lender and Landlord that if there is a foreclosure of any such mortgage or deed of trust and pursuant to such foreclosure, the Public Trustee or other appropriate officer executes and delivers a deed conveying the Premises to the lender or its designee, or in the event Landlord conveys the Premises to the lender or its designee in lieu of foreclosure, Tenant will attorn to such grantee of the Premises, rather than to Landlord, to perform all of Tenant's obligations under the lease, and Tenant shall have no right to terminate the lease by reason of the foreclosure or deed given in lieu thereof.

Landlord will endeavor to include in the terms of any mortgage or deed of trust on the Premises a provision that if Tenant is not in default under the terms of this lease and Tenant is then in possession of the Premises, Tenants rights. of quiet enjoyment arising out of the lease shall not be affected or disturbed by lender in the event of a default by Landlord and any sale of the Premises through foreclosure of any deed of trust or otherwise.

31. MEMORANDUM OF LEASE—RECORDING. This Lease shall not be recorded in the office of the County Clerk and Recorder of Boulder County, except by Landlord as a financing statement. In order to effect public recordation, the parties hereto may, at the time this Lease is executed, agree to execute a Memorandum of Lease incorporating therein by reference the terms of this Lease, but deleting therefrom any expressed statement or mention of the amount of rent herein reserved, which instrument may be recorded be either party in the office of the Clerk and Recorder of Boulder County.

32. NO WAIVER OF BREACH ACCEPTANCE OF PARTIAL PAYMENTS OF RENT. No assent, or waiver expressed or implied, or failure to enforce, as to any breach of any one or more of the covenants or agreements herein shall be deemed or taken to be a waiver of any succeeding or additional breach. A waiver, to be effective, must be in writing and must be signed by the party making the waiver. A written waiver of a default shall not operate as waiver of any other default or of the same type of default on a future occasion.

Payment by Tenant or receipt by Landlord of an amount less than the rent or other payment provided for herein shall not be deemed to be other than a payment on account of the earliest rent then due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or other payment without prejudice to Landlord's right to recover the balance of all rent then due, and/or to pursue any or all other remedies provided for in this lease, in law, and/or in equity including, but not limited to, eviction of Tenant. Specifically, but not as a limitation, acceptance of a partial payment of rent shall not be a wavier of any default by Tenant.

33. CONTROLLING LAW. The lease, and all terms hereunder shall be governed by the laws of the State of Colorado, exclusive of its conflicts of laws rules.

34. INUREMENTS. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant and their respective successors. This lease shall be signed by the parties in duplicate, each of which shall be a complete and effective original lease.

35. TIME. Time is of the essence in this lease in each and all of its provisions in which performance is a factor.

36. NOTICE PROCEDURE Any notice, demand or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given if and when: (i)personally delivered; or (ii) if sent by private courier service or overnight mail service, when received (unless addressee refuses to accept delivery, in which case it shall be deemed to have been given when first presented to the addressee for acceptance); or (iii) on the fifth business day after being deposited in the United States mail, with proper postage prepaid, certified or registered, return receipt requested, addressed as follows:

If to Landlord:	Robert L. Von Eschen, 6610 LLC Managing Member
Kay Jones, Property Manager
2575 Park Lane, Suite 120, Lafayette, CO 80026

If to Tenant:	Doug Shaw, Senior Vice President
c/o Dawn Demars
500 Unicorn Park Dr.
Woburn, MA 01801

Either party shall have the right to designate in writing, served as above provided, a different address to which notice is to be provided. The foregoing shall in no event prohibit notice from being given as provided in Rule 4 of the Colorado Rules of Civil Procedure, as the same may be amended from time to time.

37. PARAGRAPH HEADINGS. All paragraph headings are made for the purposes of ease of location of terms and shall not affect or vary the terms hereof.

38. LIMITATION UPON LANDLORD’S LIABILITY. Notwithstanding anything to the contrary contained in this Lease, it is understood and agreed that there should be no personal liability on the part of Landlord or any of its beneficiaries, successors or assigns with respect to any of the terms, covenants and conditions of this Lease beyond Landlord’s equity in the Property, and Tenant shall look solely to the equity of the Landlord in the Property in the event of any default or liability of Landlord under this Lease.

39. GUARANTEES. The performance of Tenant under this Lease shall be guaranteed in the form attached hereto as Exhibit D.

40. DELAYS. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any of their or its respective provisions anywhere herein contained, by reason of (i) the destruction, in whole or part, of any building or improvement forming a part of the entire Premises, or (ii) strikes, or (iii) lockouts, or (iv) labor troubles, or (v) war, whether declared or undeclared, or (vi) riot, or (vii) Act of God, or

(viii) embargoes, or (ix) delays in transportation, or (x) inability to procure materials and/or labor, or (xi) failure of power, or (xii) restrictive governmental laws or regulations, whether valid or not, or (xiii) insurrection, or (xiv) any other reason other than financial, beyond the reasonable control of such party, and not the fault of the party so delayed or hindered in or prevented from performing work or doing acts otherwise required under this Lease, then performance of such work or doing of such acts shall be excused for the period of the delay, and the period for the performance of such work or doing such acts shall be extended for a period equivalent to the period of such delay; provided, however, that the provisions of this Paragraph shall not operate so as to excuse or release Tenant from the prompt payment of rent or other sums required to be paid by Tenant to Landlord or to other payees anywhere hereunder.

41. BROKERS. (Intentionally Deleted)

42. AMENDMENTS. No revision of this Lease shall be valid unless made in writing and signed by duly authorized representatives of both parties.

43. ENTIRE AGREEMENT. This Lease constitutes the final expression of the agreement of the parties; it is intended as a complete and exclusive statement of their agreement, and it supercedes all prior and concurrent promises, representations, negotiations, discussions and agreements that may have been made with respect to the subject matter hereof.

44. SEVERABILITY. If any provision of this Lease, or the application thereof to any person or circumstance, shall be held invalid or unenforceable by any court of competent jurisdiction, the remainder of this Lease or the application of such provisions to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

IN WITNESS WHEREOF, the Parties have executed this lease as of the date hereof.

TENANT Monotype Imaging, Inc.		LANDLORD: 6610, LLC

	/s/ John Seguin		/s/ Robert L. Von Eschen
By:	John Seguin	By:	Robert L. Von Eschen, Managing Member

EXHIBIT A

Premises

(See attached plans)

TENANT Monotype Imaging, Inc.		LANDLORD: 6610, LLC

	/s/ John Seguin		/s/ Robert L. Von Eschen
By:	John Seguin, Senior Vice President	By:	Robert L. Von Eschen, Managing Member

EXHIBIT B

Tenant Improvements

Tenant improvements to the premises shall be constructed pursuant to a space plan which shall be mutually agreed to by Landlord and Tenant and shall include the following:

1.	Conference room area previously part of Suite 103 shall be made part of Suite 102 as per the attached plan. In doing so, Landlord will
a.	construct a doorway connecting the room to Suite 102
b.	move the electrical wiring and switches to be accessible from Suite 102
c.	remove the existing door opening into Suite 103, and drywall over the opening
d.	finish and paint the room

2.	Landlord further agrees to repaint the interior of the existing Suite 102, have the carpets professionally cleaned, and repair the small carpet/flooring hole at the entry by April 28, 2006.

TENANT Monotype Imaging, Inc.		LANDLORD: 6610, LLC

	/s/ John Seguin		/s/ Robert L. Von Eschen
By:	John Seguin, Senior Vice President	By:	Robert L. Von Eschen, Managing Member

EXHIBIT C

Space Acceptance Agreement

This Memorandum is an amendment to the Lease Agreement for space at 6610 Gunpark Drive, Suite 102, Boulder CO 80301, executed on the 6th day of April , 2006, between 6610 LLC, as Landlord, and Monotype Imaging, Inc. as Tenant.

Landlord and Tenant hereby agree that:

1.	The Leased Premises are tenantable, the Landlord has no further obligation for construction, and Tenant acknowledges that both the Building and the Leased Premises are satisfactory in all respects.

2.	The Commencement Date of the Lease Agreement is hereby agreed to be the 3rd day of April, 2006.

3.	The Expiration Date of the Lease Agreement is hereby agreed to be the 31st day of May, 2009.

All other terms and conditions of the Lease Agreement are hereby ratified and acknowledged to be unchanged.

Agreed and Executed this 26th day of April, 2006.

TENANT Monotype Imaging, Inc.		LANDLORD: 6610, LLC

	/s/ John Seguin		/s/ Robert L. Von Eschen
By:	John Seguin, Senior Vice President	By:	Robert L. Von Eschen, Managing Member